Exhibit 6.2

STOCKHOLDER LOAN AGREEMENT

THIS STOCKHOLDER LOAN AGREEMENT (this "Agreement") dated this 1st day of January, 2019

BETWEEN:

Sébastien Robert of 859 I Avenue, Coronado, CA, 92118
(the "Stockholder")

OF THE FIRST PART

and

Rebrain.ai Inc of 1330 Orange Avenue, Ste 322, Coronado, CA,92118 (the "Corporation")

OF THE SECOND PART

BACKGROUND:

A.	The Corporation is duly incorporated in the State of Delaware.

B.	The Stockholder holds stocks in the Corporation and agrees to loan certain monies to the Corporation.

IN CONSIDERATION OF the Stockholder providing the Loan to the Corporation, and the Corporation repaying the Loan to the Stockholder, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

Loan Amount & Interest

1.	The Stockholder promises to loan ten thousand EUROS (10,000€) to the Corporation (the "Loan") and the Corporation promises to repay this principal amount to the Stockholder at 859 I Avenue, Coronado, CA, 92118, or at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 10 percent per annum, calculated yearly not in advance.

Payment

2.	The Loan will be repaid in consecutive monthly installments of interest only on the 1st of each month commencing January 1, 2021 until the Stockholder has provided the Corporation with written notice of demand and the balance owing under this Agreement will be paid within 30 day(s) of any such notice of demand.

3.	At any time while not in default under this Agreement, the Corporation may pay the outstanding balance then owing under this Agreement to the Stockholder without further bonus or penalty.

Default

4.	Notwithstanding anything to the contrary in this Agreement, if the Corporation defaults in the performance of any obligation under this Agreement, then the Stockholder may declare the principal amount owing under this Agreement at that time to be immediately due and payable.

Governing Law

5.	This Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

Costs

6.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Corporation, will be added to the principal then outstanding and will immediately be paid by the Corporation.

Assignment

7.	This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Corporation. The Corporation waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

8.	This Agreement may only be amended or modified by a written instrument executed by both the Corporation and the Stockholder.

Severability

9.	The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

General Provisions

10.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

11.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st day of January, 2019

Rebrain.ai Inc

Per:

(Seal)

Sébastien Robert

CONTRACT AMENDMENT

THIS CONTRACT AMENDMENT dated this 1st day of January, 2020

BETWEEN:

Sébastien Robert

OF THE FIRST PART

- AND-

Rebrain.ai Inc

OF THE SECOND PART

Background

A.	Sébastien Robert and Rebrain.ai Inc (the "Parties") entered into the contract (the "Contract") dated January 1, 2019, for the purpose of Shareholder loan agreement for an amount of 10,000 EUROS.

B.	The Parties desire to amend the Contract on the terms and conditions set forth in this Contract Amendment (the "Agreement").

C.	This Agreement is the first amendment to the Contract.

D.	References in this Agreement to the Contract are to the Contract as previously amended or varied.

IN CONSIDERATION OF the Parties agreeing to amend their obligations in the existing Contract, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

Amendments

1.	The Contract is amended as follows:

a.	Clause "Loan Amount & Interest" is hereby amended by increasing the interest rate from 10 percent per annum to 20 percent per annum.

No Other Change

2.	Except as otherwise expressly provided in this Agreement, all of the terms and conditions of the Contract remain unchanged and in full force and effect.

Miscellaneous Terms

3.	Capitalized terms not otherwise defined in this Agreement will have the meanings ascribed to them in the Contract. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine include the feminine and vice versa. No regard for gender is intended by the language in this Agreement.

Governing Law

4.	Subject to the terms of the Contract, it is the intention of the Parties that this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Delaware, without regard to the jurisdiction in which any action or special proceeding may be instituted.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 1st day of January, 2020.

Sébastien Robert
Per:
WITNESS: ______________________	(Seal)

Rebrain.ai Inc

Per:
WITNESS: ______________________	(Seal)

STOCKHOLDER LOAN AGREEMENT

THIS STOCKHOLDER LOAN AGREEMENT (this "Agreement") dated this 1st day of June, 2021

BETWEEN:

Sébastien Robert of 859 I Avenue, Coronado, CA, 92118
(the "Stockholder")

OF THE FIRST PART

and

Rebrain.ai Inc of 1330 Orange Avenue, Ste 322, Coronado, CA,92118
(the "Corporation")

OF THE SECOND PART

BACKGROUND:

A.	The Corporation is duly incorporated in the State of Delaware.

B.	The Stockholder holds stocks in the Corporation and agrees to loan certain monies to the Corporation.

IN CONSIDERATION OF the Stockholder providing the Loan to the Corporation, and the Corporation repaying the Loan to the Stockholder, both parties agree to keep, perform, and fulfill the promises, conditions and agreements below:

Loan Amount & Interest

1.	The Stockholder promises to loan one hundred one thousand USD ($101,000) to the Corporation (the "Loan") and the Corporation promises to repay this principal amount to the Stockholder at 859 I Avenue, Coronado, CA, 92118, or at such address as may be provided in writing, with interest payable on the unpaid principal at the rate of 20 percent per annum, calculated yearly not in advance.

Payment

2.	The Loan will be repaid in consecutive monthly installments of interest only on the 1st of each month commencing January 1, 2022 until the Stockholder has provided the Corporation with written notice of demand and the balance owing under this Agreement will be paid within 30 day(s) of any such notice of demand.

3.	At any time while not in default under this Agreement, the Corporation may pay the outstanding balance then owing under this Agreement to the Stockholder without further bonus or penalty.

Default

4.	Notwithstanding anything to the contrary in this Agreement, if the Corporation defaults in the performance of any obligation under this Agreement, then the Stockholder may declare the principal amount owing under this Agreement at that time to be immediately due and payable.

Governing Law

5.	This Agreement will be construed in accordance with and governed by the laws of the State of Delaware.

Costs

6.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by enforcing this Agreement as a result of any default by the Corporation, will be added to the principal then outstanding and will immediately be paid by the Corporation.

Assignment

7.	This Agreement will pass to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Corporation. The Corporation waives presentment for payment, notice of non-payment, protest, and notice of protest.

Amendments

8.	This Agreement may only be amended or modified by a written instrument executed by both the Corporation and the Stockholder.

Severability

9.	The clauses and paragraphs contained in this Agreement are intended to be read and construed independently of each other. If any part of this Agreement is held to be invalid, this invalidity will not affect the operation of any other part of this Agreement.

General Provisions

10.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Entire Agreement

11.	This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 1st day of June, 2021

Rebrain.ai Inc

Per:
(Seal)

Sébastien Robert